UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 23, 2005

INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-10684 (Commission File Number)	88-0173041 (IRS Employer Identification No.)

9295 Prototype Drive
Reno, Nevada 89521
(Address of principal executive offices) (Zip Code)

(775) 448-7777
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

(a) On June 23, 2005, the Board of Directors of International Game Technology adopted a Third Restated Code of Bylaws. The Third Restated Code of Bylaws amends and restates in its entirety the Company’s Second Restated Code of Bylaws, which were adopted in 1987. The purpose of the amendments, which do not require shareholder approval, was to provide greater clarity to certain provisions, update obsolete provisions and add flexibility where it is permitted under Nevada corporate law.

The provisions that were amended include the following:

1.	Annual Meetings of Stockholders (Sec. 3.2). We have added a provision describing the requirements for stockholders seeking to present matters at our annual stockholder meetings.

2.	Special Meetings of the Stockholders (Sec. 3.3) – May be called at the request of 33 1/3% of holders. Previously, meetings could be called at the request of 10% of holders.

3.	Quorum for A Stockholder Meeting (Sec. 3.5) – A majority constitutes a quorum for a stockholder meeting. Previously 33 1/3% constituted a quorum.

4.	Voting (Sec. 3.6) – Directors are elected by a plurality of votes cast. All other matters must pass by a majority of votes cast. Previously, the bylaws required a majority of votes entitled to be cast in order to pass matters other than election of directors.

5.	Number and Qualifications of Directors (Sec. 4.1). Our bylaws previously provided that the range in the size of our Board was not less than six nor more than ten. We amended this provision to increase the upper end of that range to eleven and also clarified that the precise number of directors may be set by the Board from time to time.

6.	Board Committees (Sec. 4.11). We added a provision regarding the formation by the Board of committees of the Board.

The full text of the Third Restated Code of Bylaws is attached hereto as Exhibit 3.2 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

3.2	Third Restated Code of Bylaws of International Game Technology, as amended and restated June 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY (Registrant)
Date: June 29, 2005	By:	/s/ Maureen T. Mullarkey
		Name:	Maureen T. Mullarkey
		Its:	Executive Vice President, Chief Financial Officer, Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.2	Third Restated Code of Bylaws of International Game Technology, as amended and restated June 23, 2005.